Exhibit 99.6

EVE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with, and is qualified in its entirety by reference to the historical audited annual combined financial statements of the UAM Business as of December 31, 2021, 2020 and 2019 and for each of the years ended December 31, 2021, 2020 and 2019, and the related notes that are included elsewhere in this Current Report on Form 8-K. The following discussion and analysis should also be read in conjunction with the audited combined financial information as of and for the year ended December 31, 2021 and 2020, which is available in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to the historical  information  contained  herein,  this discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. The UAM Business’s actual results could differ materially from those discussed in such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those discussed below and elsewhere in this proxy statement, particularly in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Unless the context indicates otherwise, when we refer to the UAM Business we do not take into account the effects of the business combination. Some of the measures used in this proxy statement are not measurements of financial performance under GAAP and should not be considered an alternative to cash flow from operating activities as a measure of liquidity or an alternative to operating profit/(loss) or profit/(loss) for the period as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

Overview

The UAM Business that has been contributed to Eve as part of the Pre-Closing Restructuring has been incubated for nearly four years within EmbraerX, a business unit of Embraer. In April 2021, Embraer formed EVE Urban Air Mobility Solutions, Inc. a Delaware corporation, which was later converted into a limited liability company, and renamed EVE UAM, LLC, for purposes of conducting the UAM Business as an independent company.

Eve’s goal is to be a leading company in the UAM market by taking a holistic approach to developing a UAM solution that includes: the design and production of eVTOLs; a portfolio of maintenance and support services focused on Eve’s and third-party eVTOLs; fleet operations services conducted in collaboration with partners; and a new UATM system designed to allow eVTOLs to operate safely and efficiently in dense urban airspace alongside conventional aircraft and drones. Eve’s mission is to bring affordable air transportation to all passengers, improve quality of life, unleash economic productivity, save passengers time and reduce global carbon emissions. Eve plans to leverage its strategic relationship with Embraer to de-risk and accelerate its development plans, while saving costs by utilizing Embraer’s extensive resources.

Eve’s Business Model

Eve plans to fuel the development of the UAM ecosystem by providing a complete portfolio of UAM solutions across four primary offerings:

eVTOL Production and Design. Eve is designing and certifying an eVTOL purpose-built for urban air mobility missions. Eve plans to market its eVTOLs globally to operators of UAM services, including fixed wing and helicopter operators, as well lessors that purchase and manage aircraft  on behalf of operators.

Service and Support. Eve plans to offer a full suite of eVTOL service and support capabilities, including material services, maintenance, technical support, training, ground handling and data services. Its services will be offered to UAM fleet operators on an agnostic basis – supporting both its own eVTOL and those produced by third-parties.

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Fleet Operations. Eve plans to build a fleet operations business in collaboration with selected partners. Eve plans to establish revenue and risk sharing partnerships that will allow it to scale its fleet operations in a capital efficient manner and grow rapidly in a partner-by-partner manner.

Urban Air Traffic Management. Eve is developing a next-generation UATM system to enable eVTOLs to operate safely and efficiently in dense urban airspace along with conventional fixed wing and rotary aircraft and unmanned drones. Eve expects to offer its UATM solution primarily as a subscription software offering to customers that include air navigation service providers, fleet operators and vertiport operators.

To  date, the UAM Business has not generated any revenue, as it continues to develop its eVTOL vehicles and other UAM solutions. As a result,  Eve will require substantial additional capital to develop products and fund operations for the foreseeable future. Until Eve can generate any revenue    from product sales and services, it expects to finance operations through a combination of existing cash on hand, public offerings, private placements and debt financings. The amount and timing of future funding requirements will depend on many factors, including the pace and results of development efforts.

Business Combination with Zanite and Public Company Costs

On December 10, 2021, in anticipation of the signature of the Business Combination Agreement and the terms of the Contribution Agreement, (i) Embraer transferred certain assets and liabilities of the UAM Business to Eve or one of its subsidiaries in exchange for newly issued Eve Interests and (ii) Embraer then transferred all of the Eve Interests held by it to EAH in exchange for newly issued shares of EAH common stock and EAH preferred stock. On December 13, 2021, as contemplated by the terms of the Business Combination Agreement, Embraer sold such shares of EAH preferred stock to the Unaffiliated Investor for an aggregate purchase price of $9,973,750. For tax purposes, the transfer of the Eve Interests to EAH is intended to be integrated with the sale of EAH non-voting preferred stock and, accordingly, the transfer of the Eve Interests to EAH is intended to be treated as a taxable disposition described in Section 1001 of the Code.

On December 21, 2021, Embraer, Eve, EAH and Zanite entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, at the Closing, EAH will contribute and transfer to Zanite all of the Eve Interests held by it in exchange for the issuance to EAH of 220,000,000 shares of common stock of Zanite, Eve will become a wholly owned subsidiary of Zanite, and Zanite will be renamed “Eve Holding, Inc.” Pursuant to the terms of the Subscription Agreements entered into on December 21, 2021, at the Closing, the PIPE Investors will receive 35,730,000  shares of common stock of Zanite for an aggregate purchase price of $357,300,000. Immediately after the consummation of the Transactions and   assuming no redemptions by the stockholders of Zanite, Embraer will own approximately 83.8% of the issued and outstanding shares of common stock of Zanite, with the remaining 16.2% being held by the Sponsor, the public stockholders of Zanite and certain PIPE Investors. As a consequence of these capital contribution events, Eve will become a wholly owned subsidiary of Zanite.

Upon consummation of the business combination and the PIPE Investment, the most significant change in Zanite’s future reported financial position and results of operations is expected to be an estimated increase in cash and cash equivalents (as compared to Zanite’s balance sheet at December 31, 2021) of approximately $330.8 million, on a pro forma basis assuming maximum redemptions by Zanite’s stockholders of 23 million shares of Zanite Class A Common Stock, or $567.7 million, on a pro forma basis assuming no redemptions, including up to $357.3 million in gross proceeds from the PIPE Investment by the investors. Total direct and incremental transaction costs of Zanite are estimated at approximately $18.90 million, of which $8.05 million represents deferred underwriter and legal fees related to Zanite’s IPO, and $10.85 million represent estimated Zanite’s transaction expenses. Additionally, Embraer incurred transaction costs related to the transaction for which Eve is the primary beneficiary in the amount of $24.33 million. In accordance with the business combination agreement, a cash disbursement will be made upon closing to Embraer in the same amount.

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An intercompany revolving facility of up to $30 million with an interest rate of 0.40% per annum is anticipated to be entered into between Eve and Embraer to provide funding to support the UAM Business through the close of the business combination. Any amounts drawn plus interest accrued will be repaid to Embraer as part of the funds flow distribution upon the close of the business combination.

Other Key Agreements

In connection with the Pre-Closing Restructuring (which has been effected as of December 10, 2021), Eve has entered into a Master Services Agreement with Embraer, a Master Services Agreement with Atech, a Services Agreement with the Brazilian Subsidiary, a Shared Services Agreement with Embraer, EAH and the Brazilian Subsidiary. Pursuant to the MSAs with Embraer and Atech, each of Embraer and Atech, either directly or through their respective affiliates, will provide certain services and products to Eve and its subsidiaries, including, among others, product development of eVTOL, services development, parts planning, technical support, AOG support, MRO planning, training, special programs, technical publications development, technical publications management and distribution, operation, engineering, designing and administrative services and in the future eVTOL manufacturing services. Eve expects to collaborate with Embraer and leverage Embraer’s expertise as an aircraft producer, which will help it design and manufacture eVTOLs with low maintenance and operational costs and design systems and processes for maintenance, develop pilot training programs and establish operations. The services provided under the Shared Services Agreement include, among others, corporate and administrative services to Eve. In addition, Eve has also entered into the Data Access Agreement with Embraer and the Brazilian subsidiary, pursuant to which, among other things, Embraer has agreed to provide the Brazilian Subsidiary with access to certain of its intellectual property and proprietary information in order to facilitate the execution of the specific activities that are set out in certain of the statements of work entered into pursuant to the Services Agreements.

Please see the section titled “The Business Combination Proposal — Related Agreements” for further information regarding the Master Services Agreements, the Shared Services Agreement and the Data Access Agreement.

Key Factors Affecting Operating Results

For further discussion on the risks attendant to the Key Factors Affecting Operating Results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the accompanying proxy statement.

Brazilian Economic Environment

The Brazilian government has frequently intervened in the Brazilian economy and occasionally made drastic changes in policy and regulations. The Brazilian government’s actions to control inflation and affect other policies and regulations have often involved, among other measures, increases in interest rates, changes in tax policies and incentives, price controls, currency devaluations, capital controls and limits on imports. Changes in Brazil’s monetary, credit, tariff and other policies could adversely affect our business, as could inflation, currency and interest-rate fluctuations, social instability  and other political, economic or diplomatic developments in Brazil, as well as the Brazilian government’s response to these developments.

Rapid changes in Brazilian political and economic conditions that have occurred and may occur require continued assessment of the risks associated with our activities and the adjustment of our business and operating strategy accordingly. Developments in Brazilian government policies, including changes in the current policy and incentives adopted for financing exports of Brazilian goods, or in the Brazilian economy, over which we have no control, may have a material adverse effect on our business.

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The following table shows data for real GDP growth, inflation, interest rates and the U.S. dollar exchange rate for and as of the periods indicated.

	As of and for the year ended December 31,
	2021	2020	2019
Real GDP growth (contraction)(1)	4.6%	(4.1)%	1.1%
Inflation (IGP-M)(2)	17.8%	23.1%	7.3%
Inflation (IGP-DI)(2)	17.7%	23.1%	7.7%
Inflation (IPCA)(3)	10.1%	4.5%	4.3%
CDI(4)	4.4%	2.8%	5.9%
TJLP(5)	5.3%	4.6%	6.2%
SELIC Rate	9.25%	2.0%	4.5%
Appreciation (depreciation) of the real against the U.S. dollar	(7.3)%	(28.9)%	(4.0)%
Exchange rate (R$ per US$1.00) at the end of the period(6)	5.5600	5.1967	4.031

Sources: FGV, IBGE, Central Bank and Economática.

(1)	As presented by the Central Bank.
(2)	Accumulated for the years ended December 31, 2021, 2020 and 2019. Inflation (IGP-M) is the general market price index measured by the FGV while IGP-DI is a price index measured by the FGV with respect to prices that directly affect the economic activity of the country, except exports.
(3)	Accumulated for the years ended December 31, 2021, 2020, and 2019. Inflation (IPCA) is a broad consumer price index measured by the IBGE. IPCA is the reference index for the Central Bank inflation-targeting system for the country (which means that it is the official inflation measure of the country) and relates to retail trade prices and household expenditures.
(4)	Accumulated for the years ended December 31, 2021, 2020, and 2019. The interbank deposit certificate (Certificado de Depósito Interbancário), or CDI, rate is an average of interbank overnight rates in Brazil.
(5)	Accumulated for the years ended December 31, 2021, 2020, and 2019. TJLP is the Brazilian long term interest rate.

Inflation and exchange rate variations have had, and may continue to have, substantial effects on our financial condition and results of operations.

Inflation and exchange rate variations affect our monetary assets and liabilities denominated in Brazilian reais. The value of these assets and liabilities as expressed in U.S. dollars declines when the real devalues against the U.S. dollar and increases when the real appreciates. In periods of devaluation of the real, we report (i) a remeasurement loss on real-denominated monetary assets and (ii) a remeasurement gain on real-denominated monetary liabilities. For additional information on the effects of exchange rate variations on our financial condition and results of operations, see the section entitled “— Quantitative and Qualitative Disclosures about Market Risk.”

Development of the Urban Air Mobility market

Our revenue will be directly tied to the continued development and sale of eVTOL and related services. While we believe the market for UAM   will be large, it remains undeveloped and there is no guarantee of future demand. We anticipate commercialization of our eVTOL services-and-support business beginning in 2023, followed by the commercialization and initial revenue generation from the sale of our eVTOLs beginning in 2026, and our business will require significant investment leading up to launching passenger services, including, but not limited to, final engineering designs, prototyping and testing, manufacturing, software development, certification, pilot training and commercialization.

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We believe one of the primary drivers for adoption of our UAM services is the value proposition and time savings offered by aerial mobility relative to traditional ground-based transportation. Additional factors impacting the pace of adoption of our UAM services include but are not limited to: perceptions about eVTOL quality, safety, performance and cost; perceptions about the limited range over which eVTOL may be flown on a single battery charge; volatility in the cost of oil and gasoline; availability of competing forms of transportation, such as ground or air taxi or ride-hailing services; the development of adequate infrastructure; consumers’ perception about the convenience and cost of transportation using eVTOL relative to ground-based alternatives; and increases in fuel efficiency, autonomy, or electrification of cars. In addition, macroeconomic factors could impact demand for UAM services, particularly if end-user pricing is at a premium to ground-based transportation alternatives or more permanent work-from-home behaviors persist following the COVID pandemic. We anticipate initial operations in selected high-density metropolitan areas where traffic congestion is particularly acute and operating conditions are suitable for early eVTOL operations. If the market for UAM does not develop as expected, this would impact our ability to generate revenue or grow our business.

Competition

We  believe that our primary sources of competition are focused UAM developers and established aerospace and automotive companies developing UAM businesses. In addition, we are likely to face competition in our specific business segments from fleet operators that do not partner with us, aviation companies that have built extensive aircraft service and support networks, and potentially providers of Unmanned Traffic Management systems if those systems are enhanced to higher levels of safety to support manned flight operations. We expect the UAM industry to be dynamic and increasingly competitive; our competitors could get to market before us, either generally or in specific markets. Even if we are first to market, we may not fully realize the benefits we anticipate, and we may not receive any competitive advantage or may be overcome by other competitors. If new companies or existing aerospace or automotive companies launch competing solutions in the markets in which we intend to operate and obtain large-scale capital investment, we may face increased competition. Additionally, our competitors may benefit from our efforts in developing consumer and community acceptance for UAM products and services, making it easier for them to obtain the permits and authorizations required to operate UAM services. In the event we do not capture a first mover advantage, or our current or future competitors overcome our advantages, our business, financial condition, operating results and prospects would be harmed.

Government Certification

We  plan to obtain authorizations and certifications for our eVTOL with the ANAC, FAA and EASA initially, and will seek certifications from other aviation authorities as necessary. We will also need to obtain authorizations and certifications related to the production of our aircraft and the deployment of our related services. While we anticipate being able to meet the requirements of such authorizations and certifications, we may be unable to obtain such authorizations and certifications, or to do so on the timeline we project. Should we fail to obtain any of the required authorizations or certifications, or do so in a timely manner, or any of these authorizations or certifications are modified, suspended or revoked after we obtain them, we  may be unable to launch our commercial service or do so on the timelines we project, which would have adverse effects on our business, prospects, financial condition and/or results of operations.

Initial Business Development Engagement

Since its founding, Eve has been engaged in multiple market and business development projects around the world. Examples of this include two concepts of operation with Airservices Australia as well as with the United Kingdom Civil Aviation Authority. Both of these market and business development initiatives demonstrated Eve’s ability to create new procedures and frameworks designed to enable the safe scalability of Urban Air  Mobility together with our partners. Using these initiatives as a guide, Eve hopes to launch additional concepts of operation in the United States, Brazil and around the world.

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In addition to our market development initiatives, Eve has signed non-binding letters of intent to sell over 1,700 of our eVTOL aircraft, and we continue to seek additional opportunities for sales partnerships. In addition to these deals, Eve has been actively involved in the UAM ecosystem development by signing Memorandums of Understanding (MOUs) with more than  25 market-leading partners in segments spanning infrastructure, operations, platforms, utilities and others. In the future, we plan to focus on  implementation and ecosystem readiness with our existing partners while continuing to seek UATM and support-services partnerships in order to complement our business-model and drive growth.

Impact of COVID-19

The outbreak of the novel coronavirus, known as COVID-19, was first identified in December 2019 in Wuhan, China, and has since spread globally. The COVID-19 outbreak has compelled governments around the world to adopt measures to contain the spread of COVID-19 by means such as lockdowns of cities, restrictions on travel and public transportation, business and store closures, and emergency quarantines, among others, and  responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, which has caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries.

Embraer has been monitoring the COVID-19 pandemic situation and its impacts on the UAM Business’ employees, operations, the global economy, the supply and the demand for UAM Business’ products and services. Embraer has implemented contingency plans to act as quickly as necessary as the current situation unfolds.

Since the beginning of the COVID-19 pandemic, Embraer has been engaging in several initiatives supporting the health and safety of the UAM Business employees. The UAM Business’ operations were interrupted for a certain period in order to adapt industrial facilities in relation to health and safety measures. Social distancing measures were taken, as well as the implementation of working from home for a certain group of UAM Business employees. Furthermore, several measures to preserve jobs were taken, including reductions in working hours and pay cuts, collective vacations and temporary furloughs.

The full impact of the COVID-19 pandemic continues to evolve as of the date of this proxy statement, including with respect to the impact of    novel viral variants that currently exist and which may continue to develop. As such, it is uncertain as to the full magnitude that the pandemic will have  on the UAM Business and Eve’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

Fully-Integrated Business Model

Eve’s business model to serve as a fully-integrated eVTOL transportation solution provider is uncertain. Present projections indicate that payback periods on eVTOL aircraft will result in a viable business model over the long-term as production volumes scale and unit economics improve to support sufficient market adoption. As with any new industry and business model, numerous risks and uncertainties exist. Our financial results are dependent on certifying and delivering eVTOL on time and at a cost that supports returns at prices that sufficient numbers of customers are willing to pay based on value arising from time and efficiency savings from utilizing eVTOL services. Our aircraft include numerous parts and manufacturing processes unique to eVTOL aircraft, in general, and our product design, in particular. Best efforts have been made to estimate costs in our planning projections; however,   the variable cost associated with assembling our aircraft at scale remains uncertain at this stage of development. The success of our business also is dependent, in part, on the utilization rate of our aircraft and reductions in utilization will adversely impact our financial performance. Our aircraft may not be able to fly safely in poor weather conditions, including snowstorms, thunderstorms, lightning, hail, known icing conditions and/or fog. Our inability to operate safely in these conditions will reduce our aircraft utilization and cause delays and disruptions in our services. We intend to maintain a high daily aircraft utilization rate which is the amount of time our aircraft spend in the air carrying passengers. High daily aircraft utilization is achieved in part by reducing turnaround times at vertiports so we can fly more hours on average in a day. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance events.

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Components of Results of Operations

Revenue

Eve is a development stage company and the UAM Business has not generated any revenue and has incurred operating losses since inception. We  do not expect to generate relevant revenue from eVTOL sales unless and until we obtain regulatory approval of and commercialize our first eVTOL. Projected revenue in 2024 and 2025 is comprised of fleet operations, service and support and UATM.  These eVTOL-related revenue sources are not solely dependent on Eve aircraft, which are not expected to begin production until 2025 and generate revenue until 2026. Our ability to generate revenue sufficient to achieve profitability will depend heavily on the successful development and eventual commercialization of our eVTOL.

Operating Expenses

Research and Development Expenses

Research and development activities represent a significant part of Eve’s business. The UAM Business’ research and development efforts focus on the design and development of eVTOLs, the development of services and operations for its vehicles and those operated by third-parties, as well as the development of a UATM software platform. Research and development expenses consist  of  personnel-related  costs  (including  salaries,  bonuses, benefits, and stock-based compensation) for the UAM Business’ employees focused on research and development activities, and costs of consulting, equipment and materials, as well as other related costs, depreciation and amortization and an allocation of the UAM Business’ general overhead,    including rent, information technology costs and utilities. Eve expects research and development expenses to increase significantly as it increases staffing to support eVTOL aircraft engineering and software development, builds aircraft prototypes, progresses towards the launch of its first eVTOL aircraft and continues to explore and develop next generation aircraft and technologies.

Eve cannot determine with certainty the timing or duration of, or the completion costs of its eVTOL aircraft due to the inherently unpredictable nature of its research and development activities. Development timelines, the probability of success and development costs can differ materially from expectations.

General and Administrative

General and administrative expenses consist primarily of personnel-related costs, (including salaries, bonuses, benefits, and stock-based compensation) for employees associated with administrative services such as executive management, legal, human resources, information technology, accounting and finance. These expenses also include certain third-party consulting services, including business development, contractor and professional services fees, audit and compliance expenses, certain insurance costs, certain facilities costs, and any corporate overhead costs not allocated to other expense categories, including allocated depreciation, rent, information technology costs and utilities.  Eve  expects  its  general  and  administrative expenses to increase in absolute dollars as Eve ramps up operations to become a public company upon the consummation of the business combination, which is required to comply with the applicable provisions of the Sarbanes-Oxley Act (“SOX”) and other rules and regulations. Eve also anticipates that it will incur additional costs for employees and third-party consulting services related to preparations to become and operate as a public company and to support Eve’s commercialization efforts.

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Results of Operations

Comparison of Year Ended December 31, 2021 to the Year Ended December 31, 2020 and Comparison of Year Ended December 31, 2020 to the Year Ended December 31, 2019

The following tables set forth statement of income information for the years ended December 31, 2021, 2020 and 2019:

	Year ended December 31,
	2021	2020	2019
	As Restated	As Reported	As Reported
Operating expenses
Research and development	$(13,279,780)	$(8,358,043)	$(5,947,294)
General and administrative	(4,898,942)	(1,233,876)	(1,739,815)
Operating Loss	(18,178,722)	(9,591,919)	(7,687,109)
Foreign currency gain/(loss)	(77,147)	(34,023)	1,590
Loss before income taxes	(18,255,869)	(9,625,942)	(7,685,519)
Income tax benefit/(expense)	—	—	—
Net loss	$(18,255,869)	$(9,625,942)	$(7,685,519)

	Y-o-Y Changes		Y-o-Y Changes
	2021 vs 2020		2020 vs 2019
	Changes in $	Changes in %	Changes in $	Changes in %
	As Restated	As Restated	As Reported	As Reported
Operating expenses
Research and development	$(4,921,737)	59%	$(2,410,749)	41%
General and administrative	(3,665,066)	297%	505,939	(30)%
Operating Loss	(8,586,803)	90%	(1,904,810)	25%
Foreign currency gain/(loss)	(43,124)	127%	(35,613)	(2,240)%
Loss before income taxes	(8,629,927)	90%	(1,940,423)	25%
Income tax benefit/(expense)	—	0%	—	0%
Net loss	$(8,629,927)	90%	$(1,940,423)	25%

Research and development expenses

Research and development expenses increased by $4.92 million, from $8.36 million in 2020 to $13.28 million in 2021. This increase in research  and development was primarily due to higher engineering expenses and cost of supplies related to the development of the Proof of Concept 1 vehicle, a full-scale model of Eve’s eVTOL, including batteries, motors, thermal management systems and propellers. Further, additional milestone payments and payments for parts, equipment and supplies went to suppliers and outside contractors in connection with the continued development of the Proof of Concept 1 vehicle. Lastly, Eve also started to incur development expenses related to its UATM system in 2021.

General and administrative

General and administrative expenses increased by $3.67 million, from $1.23 million in 2020 to $4.89 million in 2021. The increase in general administrative expenses was largely driven by an increase in Eve’s management team throughout the year, its cost structure, number of contractors as well as an increase in the pro-rata distribution of corporate overhead expenses from Embraer to our company in 2021 as compared to 2020.

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Foreign currency gain/(loss)

Foreign currency loss of $34,023 in 2020 increased to $77,147 in 2021. This change was driven by the 7% depreciation of the Brazilian real vs. the U.S. dollar, as well as increases on our accounts payable balances denominated in Brazilian reals. Eve increased its research and development efforts throughout the year, leading to higher real-denominated accounts payable balances.

Loss before income tax

As a result of the aforementioned factors, loss before taxes on income increased by $8.63 million, from a loss of $9.63 million in 2020 to a loss of $18.26 million in 2021.

Net Loss and comprehensive loss

As a consequence of the aforementioned factors, our consolidated net loss after taxes increased by $8.63 million, from a loss of $9.63 million in 2020 to a loss of $18.26 million in 2021. We do not recognize a tax benefit for our losses, as it is not expected that Eve will generate taxable income in the coming years.

Liquidity and Capital Resources

The UAM Business has incurred net losses since its inception and to date has not generated any revenue from the design, development, manufacturing, engineering and sale or distribution of electric aircraft and we expect to continue to incur losses and negative operating cash flows for the foreseeable future until we successfully commence sustainable commercial operations. To  date, the UAM Business has funded its operations primarily through Embraer. An intercompany revolving facility of up to $30 million with an interest rate of 0.40% per annum is anticipated to be entered into between Eve and Embraer to provide funding to support the UAM Business through the close of the business combination. Further, Embraer has an agreement with Eve that enables Eve to meet its obligations as they come due for the next 12 months, or until consummation of the proposed business combination transaction. As of December 31, 2021 and as of December 31, 2020, the UAM Business had an accumulated Net parent investment of $10.73 million and $(1.06) million, respectively. For the years ended December 31, 2021 and December 31, 2020, Eve incurred net losses of $18.26 and $9.63 million and has recognized cash outflows from operating activities of $14.89 million and $9.03 million, respectively. Eve expects to incur additional losses and higher operating expenses for the foreseeable future.

Eve had cash of $14.38 million and $0 million as of December 31, 2021 and December 31, 2020 respectively. Upon consummation of the business combination and the closing of the PIPE Investment, Eve expects its cash resources to be sufficient to fund its current operating plan for at least the next twelve months from the date on which our consolidated financial statements were available to be issued.

Eve’s future capital requirements will depend on many factors, including:

•            research and development expenses as it continues to develop its eVTOL aircraft;

•            capital expenditures in the expansion of its manufacturing capacities;

•            additional operating costs and expenses for production ramp-up and raw material procurement costs;

•            general and administrative expenses as Eve scales its operations;

•            interest expense from any debt financing activities; and

•            selling and distribution expenses as Eve builds, brands and markets electric aircraft.

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Eve intends to use the proceeds expected to be received from the business combination and the PIPE Investment primarily to fund its research and development activities and other personnel costs, which are the UAM Business’ principal uses of cash. However, these funds may not be sufficient to enable Eve to complete all necessary development of and commercially launch its eVTOL aircraft. Eve’s future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from its customers, the expansion of sales and marketing activities, and the timing and extent of spending to support development efforts. Until Eve generates sufficient operating cash flow to cover its operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, Eve expects to utilize a combination of equity and debt financing to fund any future capital needs. However, Eve may be unable to raise additional funds when needed on favorable terms or at all. If Eve raises funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences, or privileges senior to those of  holders of common stock. If Eve raises funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings could impose significant restrictions on Eve’s operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.

In the event that Eve requires additional financing but is unable to raise additional capital or generate cash flows necessary to continue its research and development and invest in continued innovation, Eve may not be able to compete successfully, which would harm its business, results of operations, and financial condition. If adequate funds are not available, Eve may need to reconsider its expansion plans or limit its research and development   activities, which could have a material adverse impact on our business prospects and results of operations.

Cash Flows

The following table summarizes cash flows for the period indicated:

Year ended December 31,	2021	2020	2019
	As Reported	As Reported	As Reported
Net cash (used in) provided by operating activities	$(14,886,010)	$(9,028,789)	$(7,501,396)
Net cash (used in) provided by investing activities	—	—	—
Net cash (used in) provided by financing activities	29,262,533	9,028,789	7,501,396
Net increase (decrease) in cash and cash equivalents	$14,376,523	$—	$—

Net Cash Generated (Used) by Operating Activities

2021 Compared with 2020

Net cash used in operating activities for 2021 was $14.89 million versus net cash used of $9.03 million in 2020, with the change resulting principally from higher losses in the period which was largely driven by increased research and development expenses in 2021 as compared to 2020, as explained above.

2020 Compared with 2019

Net cash used in operating activities in 2020 was $9.03 million versus net cash used of $7.50 million in 2019, with the change resulting principally from higher losses in the period which was largely driven by increased research and development expenses in 2020 as compared to 2019, as explained above.

Net Cash Used in Investing Activities

2021 Compared with 2020

In both 2021 and 2020, there were no cash flows from investing activities for the Company.

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2020 Compared with 2019

In both 2020 and 2019, there were no cash flows from investing activities for the Company.

Net Cash Generated (Used) by Financing Activities

2021 Compared with 2020

Net cash provided by financing activities for 2021 was $29.26 million, compared to $9.03 million in 2020. The cash flows from financing activities were related to transfer of cash from our parent company to us in the form of seed capital for the formation of our company subsidiary within  the parent company corporate structure. Also, transfers of cash were higher 2021 as compared to 2020 as explained by the higher expenditures on  research and development in the current period.

On December 31, 2021, we had no debt on our balance sheet.

2020 Compared with 2019

In 2020, net cash generated by financing activities increased from $7.50 million in 2019 to net cash generated by financing activities of $9.03 million in 2020. The cash flows from financing activities were related to transfer of cash from our parent company to us, which was higher in 2020 as compared to 2019 as explained by the higher expenditures on research and development in the current period.

On December 31, 2020, we had no debt on our balance sheet, which was also the case on December 31, 2019.

Off-Balance Sheet Arrangements

As of December 31, 2021, the UAM Business did not have any off-balance sheet arrangements or relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

Functional and presentation currency

The combined financial statements derived from Embraer financial statements and from some Embraer group US based subsidiaries’ financial statements (“Original Financial Statements”). They have defined the US Dollar (“USD” or “Dollar” or “US$”) as their functional currencies. The Company’s functional currency will follow the definition of the functional currency of the Original Financial Statements, therefore management has concluded that the USD is the Company’s functional and presentation currency.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities, and the reported amounts of expenses during the reporting period. Eve’s estimates are based on our historical experience and on various other factors that Eve believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

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While Eve’s significant accounting policies are described in more detail in Note 3 to the UAM Business consolidated financial statements included elsewhere in this, Eve believes the following accounting policies and estimates to be critical to the preparation of the UAM Business consolidated financial statements.

Carve-out allocation

The accompanying combined financial statements have been prepared on a carve-out basis and are derived from Embraer’s consolidated financial statements and accounting records. The combined financial statements reflect the historical results of operations, financial position, and cash flows of  the UAM Business, in conformity with GAAP. The combined financial information includes both direct and indirect expenses.

Indirect expenses consist of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits and short and long-term incentives) allocated to the UAM Business, and general and administrative overhead, including expenses for information systems, accounting and other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities, allocated on a per headcount basis considering    employees exclusively involved in the UAM Business’ activities compared to the total headcount of all Embraer employees, or using an allocation criterion considered reasonable by management. If the Company’s management had chosen a different allocation criterion, the carved-out amounts could  be materially different.

Hedge accounting

The Company applies the cash flow hedge accounting to hedge against the payroll cash flow volatility attributable to a risk of foreign exchange rate fluctuation associated with highly probable forecast transactions that will affect income or loss for the year. The payroll related cash outflow, as well   as the exchange rate between the Brazilian real vs. the U.S. dollar, are uncertain and the estimation of such involves significant judgement.

Capitalized Software, net

Software licenses are amortized over their useful lives which is approximately 5 years on a straight-line basis. A different assessment about the software useful life could potentially lead to a material different amortization expense.

Recent Accounting Pronouncements

See Note 3 in the section titled “Recently Adopted Accounting Pronouncements” and “Recently Issued Accounting Pronouncements Not Yet Adopted” as referred to in the UAM Business’ financial statements included elsewhere in this proxy statement for a discussion about accounting pronouncements recently adopted and recently issued not yet adopted.

Quantitative and Qualitative Disclosures about Market Risk

Eve is exposed to market risks in the ordinary course of its business. Market risk represents the risk of loss that may impact Eve’s financial position due to adverse changes in financial market prices and rates. Eve’s market risk exposure is primarily the result of fluctuations in interest rates.

As of December 31, 2021, Eve did not have any debt or notes outstanding in which fluctuations in the interest rates would affect Eve.

Credit Risk

Financial instruments, which subjects Eve to concentrations of credit risk, consist primarily of cash, cash equivalents, and derivative financial instruments. Eve’s cash and cash equivalents are held at major financial institutions located in the United States of America and Brazil. At times, cash account balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits ($250,000 per depositor per institution). Management believes   the financial institutions that hold Eve’s cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.

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Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Eve has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, Eve is not subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of Eve’s financials to those of  other public companies more difficult.

Eve may also take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as it qualifies as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

Following the business combination, Eve will keep its emerging growth company status and will not be subject to the SEC’s internal control over financial reporting management and auditor attestation requirements.

Additionally, as of June 30, 2022 Eve qualified as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K and may take advantage of certain reduced disclosure obligations. However, after such date, Eve lost its smaller reporting company status, since it is a majority-owned subsidiary of a parent that is not a smaller reporting company.

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